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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             XACCT TECHNOLOGIES LTD.
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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

                  ISRAEL                                                            N/A
----------------------------------------                          ------------------------------------
(State of incorporation or organization)                          (I.R.S. Employer Identification No.)
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                  12 HACHILAZON STREET, RAMAT-GAN 52522, ISRAEL
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Securities to be registered pursuant to Section 12(b)of the Act:


                                      NONE
              ----------------------------------------------------

        Securities to be registered pursuant to Section 12(g)of the Act:

            VOTING ORDINARY SHARES, NOMINAL VALUE NIS 0.04 PER SHARE
            --------------------------------------------------------
                                (Title of Class)


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Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
          ----------------------------------------------------------------------

          Incorporated by reference to the section entitled "Description of Capital Stock - Voting Ordinary Shares" contained in Registrant's Registration Statement on Form S-1 filed on March 28, 2000 (the "S-1 Registration Statement").

Item 2.   EXHIBITS
          --------

          The following exhibits are filed as a part of this registration statement:

          3.1* Memorandum of Association of XACCT Technologies (1997) Ltd. 3.2* Articles of Association of XACCT Technologies (1997) Ltd., as
                amended on April 24, 2000
          3.3* Articles of Association of XACCT Technologies Ltd., as amended on October 3, 2000 (to be filed pursuant to The Companies Laws, 5759-1999, immediately after the closing of this offering)
          4.1*  Specimen of Voting Ordinary Share Certificate
          4.2* Second Amended and Restated Rights Agreement dated March 23, 2000, by and among the Company, the key management and holders of preferred shares
          9.1* Proxy by Marinera Ltd. in favor of Ampal American Israel Corporation, dated December 28, 1998
          9.2* Proxy by Inveco International Inc. - Profit Sharing Plan in favor of Ampal-American Israel Corporation, dated December 28, 1998
          9.3* Form of Proxy Agreement entered into by certain purchasers of Series D preferred shares in connection with the Series D financing
          9.4* Proxy by Richard H. Van Hoesen in favor of Charles B. Gottlieb, Adv., dated July 18, 2000
          9.5* Proxy by Stephanie G. Hawk in favor of Robert C. Hawk, dated April 2000
          9.6*  Proxy by R. Casey Hawk in favor of Robert C. Hawk, dated April
                2000
          9.7* Proxy by Christopher G. Hawk in favor of Robert C. Hawk, dated April 2000
          10.1* 1998 U.S. ISO Stock Option Plan and related agreements
          10.2* 1998 Section 102 Share Option Plan and related agreements
          10.3* 2000 Share Option Plan
          10.4* 2000 Employee Share Purchase Plan
          10.5* Section 3(i) Share Option Plan
          ------------------------
          * Incorporated by reference to the Exhibits of the same number to the S-1 Registration Statement.


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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 3, 2000             XACCT TECHNOLOGIES LTD.

                                   By:  /S/ RICHARD VAN HOESEN
                                      -----------------------------------------
                                        Richard Van Hoesen
                                        Chief Financial Officer